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                                 Exhibit 10(h)
                                 -------------

                   AMENDED SPLIT-DOLLAR INSURANCE AGREEMENT,
                         DATED MARCH 23, 1995, BETWEEN
                  R. G. BARRY CORPORATION AND GORDON B. ZACKS





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                    AMENDED SPLIT-DOLLAR INSURANCE AGREEMENT
                    ----------------------------------------


                 THIS AMENDED SPLIT-DOLLAR INSURANCE AGREEMENT is executed this 23rd day of March, 1995, by and between R. G. Barry Corporation, an Ohio corporation (hereinafter called "Corporation"), and Gordon B. Zacks, an individual residing in Franklin County, Ohio (hereinafter called "Employee").

                              W I T N E S S E T H:
                              --------------------
                 WHEREAS, Corporation and Employee entered into a certain Split-Dollar Insurance Agreement dated September 29, 1989; and

                 WHEREAS, Corporation and Employee wish to amend and restate said Split-Dollar Insurance Agreement in its entirety pursuant to the provisions of paragraph 8 of said Agreement; and

                 WHEREAS, Corporation is willing, through said Split-Dollar Insurance Agreement, to continue to assist Employee in the maintenance of life insurance on the life of Employee by making certain premium payments to Minnesota Mutual Life Insurance Company ("Insurer") for a certain life insurance policy owned by Corporation on the life of Employee; and

                 WHEREAS, the life insurance policy with which this Agreement deals is Policy Number 1819519 (hereinafter called "the Policy") issued by Insurer on the life of Employee and is in the original face amount of One Million Three Hundred Ten Thousand Dollars ($1,310,000).

                 NOW, THEREFORE, Corporation and Employee agree as follows:

                 1. Corporation shall be the sole Owner of the Policy and shall exercise all ownership rights granted to such owner by the terms of the Policy except as hereinafter provided. Any indebtedness on the Policy shall first be deducted from the proceeds payable to Corporation. Corporation's right to borrow against the cash value of the life insurance policy shall be limited to the amount of premiums paid by Corporation to Insurer which have not been repaid to Corporation. Also, any collateral assignment made by Corporation shall be deducted from the proceeds payable to Corporation.

                 2. The total amount of the annual premium due on the Policy shall be paid by Corporation to Insurer. Employee shall reimburse Corporation for a portion of each such premium in an





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amount equal to the one (l) year term cost of the life insurance protection under the Policy on the life of Employee. For purposes of this Paragraph 2, the one-year term cost of the life insurance protection under the Policy on the life of Employee shall be measured by the lower of (a) the PS-58 rate set forth in Revenue Ruling 55-747 (or the corresponding applicable provision of any future Revenue Ruling), or (b) the Insurer's current published premium rate for annually renewable term insurance for standard risks.

                 3. Policy dividends shall be applied to purchase paid-up additional insurance protection.

                 4. In the event that the Policy shall mature as a death claim while this Agreement remains in force, Employee's designated beneficiary or beneficiaries shall be entitled to claim from the proceeds payable thereunder, an amount equal to $1,277,170. If Employee fails to designate a beneficiary, such amount of the death proceeds shall be paid to Employee's estate. If Employee assigns his rights hereunder, such amount of the death proceeds shall be paid to said assignee's designated beneficiary or beneficiaries. The balance of the death proceeds shall be paid to the Corporation.

                 5. This Agreement shall terminate upon the happening of any of the following events:

       (a) By written notice by either party hereto sent by registered mail to the last known address of the other party; provided, however, this Agreement may not be terminated by either party hereto pursuant to this subparagraph (a) while any premium under the Policy is overdue, and it may not be terminated by the Corporation without Employee's consent if the Corporation is obligated to maintain the life insurance contemplated by this Agreement for the benefit of Employee under any employment agreement between Corporation and Employee. The effective date of such termination shall be the date of mailing; or

       (b)       By mutual written consent of the parties hereto.

                 6. In the event of the termination of this Agreement as a result of the occurrence of any of the events set forth in Paragraph 5, Employee shall have the option to (a) purchase the Policy from Corporation (or a representative of Corporation) for an amount equal to the greater of (i) the cash value of the Policy or (ii) the total premiums paid on the Policy by Corporation less all amounts of Employee's reimbursement and





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further reduced by the total amount of any existing indebtedness of Corporation on the cash value of the Policy as of the date of termination; or (b) relinquish all interest in the Policy.

                 7. Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. Insurer shall in no way be bound by or be deemed to have notice of the provisions of this Agreement.

                 8. Employee shall have the right to assign any part or all of Employee's interest in the Policy and this Agreement to any person, entity or trust by execution of a written assignment delivered to Corporation and Insurer.

                 9. Corporation and Employee can mutually agree to amend this Agreement and such amendment shall be in writing and signed by Corporation and Employee.

                 10. This Agreement shall bind and inure to the benefit of Corporation and its successors and assigns; Employee and his heirs, executors, administrators and assigns; and any Policy beneficiary.

                 11. The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                        a.       The named fiduciary:  Corporation.

                        b. The funding policy under this Plan is that all premiums on the Policy shall be remitted to Insurer when due.

                        c. Direct payment by Insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.

                        d. For claims procedure purposes, the "Claims Manager" shall be Corporation.

                          (1) If for any reason a claim for benefits under this Plan is denied by Corporation, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be





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                 followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                                (A)     The claimant's claim shall be deemed
                          filed when presented orally or in writing to the Claims Manager.

                                (B) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

                          (2) The claimant shall have 6O days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

                          (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his claim.
                 The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

                 IN WITNESS WHEREOF, the parties have signed this Amended Agreement as of the date set forth above.


In the presence of:                        R. G. BARRY CORPORATION


/s/ David A. Swift                         By: /s/ Richard L. Burrell
------------------                            -----------------------

/s/ Mary N. Potts                          Its: V. P. Finance
------------------                             -----------------------

/s/ David A. Swift                         /s/ Gordon B. Zacks
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                                           Gordon B. Zacks

/s/ Mary N. Potts
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